EXHIBIT 10.3

Mississippi Business Finance Corporation

“Issuer”

to

Deutsche Bank National Trust Company

“Trustee”

TRUST INDENTURE

Dated as of March 1, 2013

Securing

Mississippi Business Finance Corporation
Taxable Industrial Development Revenue Bonds, Series 2013
(Helen of Troy Olive Branch, MS Project)

i

ARTICLE V

PROJECT FUND

Section 5.1	Establishment of Project Fund	27
Section 5.2	Use of Monies	27
Section 5.3	Completion of Project	28
Section 5.4	Completion of Project if Bond Proceeds Insufficient; Surplus Proceeds	28
Section 5.5	Default by Contractor	29
Section 5.6	Investment of Project Fund	29

ARTICLE VI

BOND FUND

Section 6.1	Establishment of Bond Fund	29
Section 6.2	Flow of Funds	30

ARTICLE VII

SECURITY FOR AND INVESTMENT OF MONIES

Section 7.1	Security	30
Section 7.2	Investments	30
Section 7.3	Transfer of Balance	31

ARTICLE VIII

REDEMPTION OF BONDS

Section 8.1	Method of Redemption	31
Section 8.2	Notice of Redemption	31
Section 8.3	Payment of Redeemed Bonds	32

ARTICLE IX

PARTICULAR COVENANTS OF THE ISSUER

Section 9.1	Payment of Bonds	32
Section 9.2	Maintain Its Existence	32
Section 9.3	Payments Under Loan Agreement; No Amendment to Loan Agreement Without Consent	33
Section 9.4	Further Documents	34
Section 9.5	Payment of Taxes and Assessments; Compliance with Regulations; No Creation of Liens or Charges	34
Section 9.6	Extension of Payment of Bonds	36

EXECUTION OF INSTRUMENTS BY BONDHOLDERS AND PROOF OF OWNERSHIP OF BONDS

Section 12.1	Execution of Instruments; Proof of Ownership	46

ARTICLE XIII

MODIFICATION OF INDENTURE AND SUPPLEMENTAL INDENTURES

Section 13.1	Supplemental Indentures With Consent of the Company, But Without Consent of Bondholders	46
Section 13.2	Trustee Authorized to Enter Supplemental Indenture	47
Section 13.3	Supplemental Indentures With Consent of Bondholders and the Company	47

ARTICLE XIV

MISCELLANEOUS

Section 14.1	Dissolution of Issuer	47
Section 14.2	Parties Interested Herein	48
Section 14.3	Severability of Invalid Provisions	48
Section 14.4	No Recourse on Bonds	48
Section 14.5	Notice	48
Section 14.6	Counterparts	49
Section 14.7	Governing Law	49
Section 14.8	Purchaser Approval	49
Section 14.9	Entire Agreement	50

ARTICLE XV

BOND FORM

Section 15.1	Form of Bonds	50

EXHIBIT A	FORM OF REQUISITION

THIS TRUST INDENTURE, dated as of March 1, 2013, among Mississippi Business Finance Corporation, a public corporation (the “Issuer”), and Deutsche Bank National Trust Company, Olive Branch, Mississippi, as trustee (the “Trustee”), a national banking association duly organized and existing under the laws of the United State of America.

WITNESSETH:

WHEREAS, the Issuer is authorized by the provisions of Sections 57-10-401 et seq., Mississippi Code of 1972, as amended (collectively, the “Act”) to, among other things, provide and finance economic development projects in the State of Mississippi (the “State”) by, among other things, providing loans and other assistance to eligible companies, and to finance such assistance to eligible companies by the issuance of revenue bonds;

WHEREAS, the Issuer has duly authorized, under the Act, the financing of all or a part of the Project (as hereinafter defined) by Kaz USA, Inc., a Massachusetts corporation authorized to conduct business in the State (the “Company”);

WHEREAS, the Company is an affiliate of Helen of Troy L.P.;

WHEREAS, the Issuer desires to authorize the issuance of its taxable revenue bonds hereunder, to secure the payment of the principal thereof and the interest and redemption premium, if any, thereon and any other payments required under this Indenture and to assure the performance and observance of the covenants and conditions herein contained in order to provide for the financing, from time to time, of the Project;

WHEREAS, the Issuer has entered into a Loan Agreement dated as of the date hereof (the “Loan Agreement”) with the Company to provide for the financing of the Project with the proceeds of the loan from the Issuer and to repay such loan to the Issuer;

WHEREAS, the Issuer has determined to issue and sell $38,000,000 maximum aggregate principal amount of Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds, Series 2013 (Helen of Troy Olive Branch, MS Project), dated as of the date of issuance thereof (the “Bonds”), the proceeds of which are to reimburse the Company for a portion of the Costs of Construction of the Project, and to pay the necessary expenses incidental to the issuance of the Bonds;

WHEREAS, to further secure the Bonds, the Company has authorized, executed and delivered a Note (as defined herein) to the Issuer, which Note the Issuer has assigned to the Trustee;

WHEREAS, the Issuer, at a meeting thereof duly convened and held, has duly authorized the execution and delivery of this Indenture and the issuance hereunder of the Bonds, upon and subject to the terms and conditions hereinafter set forth;

WHEREAS, all acts and things have been done and performed which are necessary to make the Bonds, when executed and issued by the Issuer, authenticated by the Trustee and delivered to Purchaser (as defined herein), the valid and binding legal obligations of the Issuer, in accordance with their terms and to make this Indenture a valid and binding agreement for the security of the Bonds authenticated and delivered under this Indenture;

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, THIS INDENTURE WITNESSETH:

That the Issuer, in consideration of the premises, the acceptance by the Trustee of the trusts hereby created, the purchase and acceptance of the Bonds by the Purchaser thereof, and other good and valuable considerations, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of, redemption premium, if any, and interest on all Bonds outstanding hereunder from time to time, according to their tenor and effect, and such other payments required to be made under this Indenture, and to secure the observance and performance by the Issuer of all the covenants, expressed or implied herein and in the Bonds, does hereby grant, bargain, sell, convey, assign, pledge and grant a security interest unto the Trustee, and unto its successors in the trusts hereunder, and to them and their successors and assigns forever, all right, title and interest of the Issuer in, to and under, subject to the terms and conditions of this Indenture, any and all of the following (collectively, the “Trust Estate”):

(a)           the Loan Agreement, including but not limited to the Issuer’s rights to receive the loan payments and other revenues and receipts payable thereunder, and the Issuer’s rights to enforce the Loan Agreement, provided, however, that the Issuer hereby reserves its rights under the Loan Agreement to receive notices, the payment of Administration Expenses and indemnification payments, all as provided in the Loan Agreement;

(b)           the Note, including, without limitation, all payments to be made by the Company pursuant to the Note;

(c)           the proceeds of the Bonds (subject to provisions pertaining to the use thereof set forth herein and in the Loan Agreement);

(d)           any and all other property of every kind and nature from time to time hereafter by delivery or by writing of any kind, conveyed, mortgaged, sold, pledged, assigned and transferred, as and for additional security hereunder, by the Issuer or by any other Person in its behalf or with its written consent to the Trustee, and the Trustee is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof provided, however, the Trustee consents in writing to the acceptance of such additional security;

(e)           any income received by the Trustee from the Investment of the proceeds of the Bonds and other funds held by the Trustee hereunder (subject to provisions pertaining to the use thereof set forth herein and in the Loan Agreement); and

(f)            the proceeds of any of the foregoing;

TO HAVE AND TO HOLD all the same hereby pledged, conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trust and to it and its assigns forever;

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of the Bonds issued and secured hereunder and the interest due or to become due thereon, at the times and in the manner mentioned in such Bonds, according to the true intent and meaning thereof, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the unvested rights hereby granted shall cease and terminate, otherwise this Indenture will remain in full force and effect;

THIS INDENTURE FURTHER WITNESSETH that, and it is expressly declared, all Bonds issued and secured hereunder are to be issued, authenticated and delivered and all the rights and property hereby pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the Registered Owners, from time to time, of the said Bonds, as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Definitions.  The terms set forth below shall have the following meanings in this Indenture and in the Loan Agreement, unless the context clearly otherwise requires.  Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

“Act” shall mean collectively the provisions of Sections 57-10-401 et seq., Mississippi Code of 1972, as amended and supplemented.

“Administration Expenses” shall mean the reasonable and necessary out-of-pocket expenses incurred by the Issuer pursuant to the Loan Agreement or this Indenture, including the Administrative Fee, and the compensation and reasonable out-of-pocket expenses paid to or incurred by the Trustee or any Paying Agent under this Indenture, including reasonable fees and out-of-pocket expenses of outside counsel.

“Administrative Fee” shall mean the fee of the Issuer with respect to the Bonds in the amount of $30,000 which fee is required to be paid by the Company to the Issuer pursuant to the Section 4.10 of the Loan Agreement.

“Applicable Law” shall mean (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and determinations of arbitrators applicable to such Person and (b) in respect of contracts made or performed in the State, “Applicable Law” shall also mean the laws of the United States, including, without limitation in addition to the foregoing, 12 USC Sections 85 and 86, and any other statute of the United States now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State.

“Applicable Margin” shall mean the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Purchaser pursuant to Section 7(b)(2) of the Guaranty Agreement:

Pricing Level	Leverage Ratio	Eurodollar Rate for the Loan	Base Rate for the Loan
I	Less than or equal to 1.25 to 1.00	1.000%	0.000%
II	Greater than 1.25 to 1.00 but less than or equal to 1.75 to 1.00	1.375%	0.375%
III	Greater than 1.75 to 1.00 but less than or equal to 2.25 to 1.00	1.750%	0.750%
IV	Greater than 2.25 to 1.00	2.125%	1.125%

Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered to the Purchaser pursuant to Section 7(b)(2) of the Guaranty Agreement; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 7(b)(1), then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date such Compliance Certificate is actually delivered to the Purchaser.  From the Closing Date the Applicable Margin in effect through and including the date the Compliance Certificate is delivered pursuant to Section 7(b)(1) for the fiscal quarter ending February 28, 2013 shall be Level II.  Purchaser shall calculate the effective Applicable Margin and the Applicable Rate, and the Trustee shall have no obligation to make such calculations.

If, as a result of any restatement of or other adjustment to the financial statements of Limited (as defined in the Guaranty Agreement) or for any other reason, the Company, Limited or the Purchaser determines that (i) the Leverage Ratio as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Purchaser, promptly on demand by the Purchaser (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Purchaser), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Purchaser under this Indenture or any other Loan Document.  The Company’s obligations under this paragraph shall survive the repayment of obligations under the Loan Documents.

“Applicable Rate” shall mean a rate per annum equal to (a) with respect to Eurodollar Rate Loans for an Interest Period, the Eurodollar Rate for such Interest Period plus the Applicable Margin for Eurodollar Rate Loans, and (b) with respect to a Base Rate Loan, the Base Rate plus the Applicable Margin for Base Rate Loans.

“Audited Financial Statements” shall have the meaning specified in the Guaranty Agreement.

“Authorized Company Representative” shall mean any Person from time to time designated to act on behalf of the Company by a written certificate, signed on behalf of the Company by one of its Vice Presidents or other duly authorized Person and its Secretary or its Treasurer or other duly authorized Person and furnished to the Issuer and the Trustee, containing the specimen signature of each such Person.

“Bank of America” shall mean Bank of America, N.A. and its successors.

“Base Rate” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect for such day plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in the Base Rate due to a change in the Federal Funds Rate, the prime rate or the rate for such Eurocurrency Rate Loans shall be effective from and including the effective date of such change in the Federal Funds Rate, the prime rate or such Eurodollar Rate.

“Base Rate Loan” shall mean the Loan when it bears interest based on the Base Rate.

“Bonds” shall have the meaning specified in the Recitals of this Indenture, including any Bonds thereafter authenticated and delivered in lieu of or in substitution for such Bonds, pursuant to the provisions of this Indenture.

“Bond Counsel” shall mean Baker Donelson, Bearman, Caldwell & Berkowitz, PC, Jackson, Mississippi, or an attorney-at-law or a firm of attorneys, designated by the Issuer, of nationally recognized standing in matters pertaining to bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any state of the United States.

“Bond Counsel’s Opinion” shall mean an opinion signed by Bond Counsel and satisfactory to the Issuer, the Trustee, and the Purchaser.

“Bond Fund” shall mean the fund established pursuant to Section 6.1 of this Indenture.

“Bondholder” or “holder of the Bonds” or “holder” shall mean the Registered Owner(s) of any fully registered Bond.

“Bond Purchase Agreement” shall mean the Bond Purchase Agreement, dated as of March 19, 2013, among the Issuer, the Company and the Purchaser as amended or supplemented from time to time.

“Bond Register” and “Bond Registrar” shall have the respective meanings specified in Section 2.9 of this Indenture.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Purchaser’s Office is located and, if such day relates to any Eurodollar Rate Loan, shall mean any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.  The Trustee shall not be responsible for determining what constitutes a “Business Day” for purposes of carrying out its obligations under this Indenture.

“Change in Law” shall mean the occurrence, after the date of this Indenture, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. The Trustee shall not be responsible for determining whether a Change in Law has occurred for purposes of carrying out its obligations under this Indenture.

“Closing Date” shall mean the first date all the conditions precedent in Section 8 of the Bond Purchase Agreement are satisfied or waived.

“Company” shall have the meaning specified in the Recitals of this Indenture, or any Person which is the surviving, resulting or transferee Person in any merger, consolidation or transfer of assets permitted under Section 5.2 of the Loan Agreement and shall also mean, unless the context otherwise requires, any assignee of the Loan Agreement as permitted by Section 6.1 of the Loan Agreement.

“Compliance Certificate” shall mean a certificate substantially in the form of Exhibit A to the Guaranty Agreement.

“Completion Date” shall mean, with respect to the Bonds, the date of completion of the Project as that date shall be certified pursuant to Section 5.3 of this Indenture.

“Construction” when used in connection with the Project, shall mean, without limitation, the acquisition, construction, installation and equipping of the Project.

“Cost of Construction of the Project” shall mean the costs and allowances for the Construction of the Project which are permitted under Sections 57-10-201, et seq. and 5710-401, et seq. of the Act and which include, but are not limited to, all capital costs of the Project, including the following:

(a)           obligations incurred for Equipment and labor and to contractors, builders and materialmen in connection with the acquisition, construction, and installation of an economic development project;

(b)           the cost of acquiring land or rights in land and any cost incidental thereto, including recording fees;

(c)           the cost of contract bonds and of insurance of all kinds that may be required or necessary during the course of acquisition, construction, and installation of an economic development project which is not paid by the contractor or contractors or otherwise provided for;

(d)           all costs of architectural and engineering services, including test borings, surveys, estimates, plans and specifications, preliminary investigations, and supervision of construction, as well as for the performance of all the duties required by or consequent upon the acquisition, construction, and installation of an economic development project;

(e)           all costs which shall be required to be paid under the terms of any contracts or contracts for the acquisition, construction, and installation of an economic development project; and

(f)            all costs, expenses, and fees incurred in connection with the issuance of bonds pursuant to Sections 57-10-401 through 57-10-445 of the Act.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default Rate” shall mean an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to a Base Rate Loan plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the “Default Rate” shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Eurodollar Rate Loan plus 2% per annum.

“Dollar” and “$” shall mean lawful money of the United States.

“Environmental Laws” shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equipment” shall mean all of the fixtures (including all leasehold improvements), machinery, equipment, and all other items of tangible personal property now owned or hereafter acquired by the Company, and located or to be located on or affixed to the Project Site, together with all substitutions therefore and all repairs, renewals, and replacements thereof.

“Eurodollar Rate” shall mean:

(a)           for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Purchaser from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Purchaser to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b)           for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Purchaser to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” shall mean the Loan when it bears interest at a rate based on the Eurodollar Rate.

“Event(s) of Default” shall mean any Event(s) of Default specified in Section 10.1 of this Indenture.

“Excluded Taxes” means, with respect to the Purchaser or any other recipient of any payment to be made by or on account of any obligation of the Issuer or the Company hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of Purchaser, in which its applicable Purchaser’s Office is located or (b) any branch profits Taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Issuer or the Company is located.

“Federal Funds Rate” shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Purchaser.

“GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Securities” shall mean bonds, notes and other evidences of indebtedness of the United States or the State and any other security unconditionally guaranteed as to the payment of principal and interest by the United States or any agency thereof.

“Guarantee” shall have the meaning specified in the Guaranty Agreement.

“Guarantor” or “Guarantors” shall mean the parties to the Guaranty Agreement providing the Guarantee.

“Guaranty Agreement” shall mean that certain Guaranty Agreement, dated as of March 1, 2013, in favor of the Purchaser and executed by the Guarantors.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes, or other pollutants, including petroleum or petroleum distillates, asbestos, or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Highest Lawful Rate” shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, the Issuer is then permitted to charge on the Bonds.  If the maximum rate of interest which, under Applicable Law, the Issuer is permitted to charge on the Bonds shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Company.  For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be the lesser of (a) the applicable rate under §75-17-103 of the Mississippi Code, as amended, and (b)(i) if the amount outstanding under this Indenture is less than $250,000, twenty-four percent (24%), or (ii) if the amount under this Indenture is equal to or greater than $250,000, twenty-eight percent (28%) per annum.  The Trustee shall not be responsible for determining the Highest Lawful Rate.

“Indebtedness” shall have the meaning specified in the Guaranty Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indenture” shall mean this Indenture related to the Bonds dated as of March 1, 2013, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

“Interest Payment Date” shall mean (a) as to the Loan when it is not a Base Rate Loan, the last day of each Interest Period applicable to the Loan and the Maturity Date; provided, however, that if any Interest Period for the Loan while it is a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to the Loan while it is a Base Rate Loan, the last Business Day of each May, August, November and February and the Maturity Date.

“Interest Period” shall mean, as to the Loan while it is a Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Loan Notice or such other period that is twelve months or less requested by the Company and consented to by the Purchaser; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the Maturity Date.

“Investment” or “Invest” shall mean as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually Invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Securities” shall mean, only to the extent permitted by State law, any of the following unless the Company has determined that the same are not at the time legal Investments of the Company’s monies:

(a)           savings accounts and certificates of deposit issued by a commercial bank or savings and loan association incorporated under the laws of the United States or any state thereof or the District of Columbia having a capital stock and surplus of more than $50,000,000, including the Trustee, or which are fully collateralized by investments of the type described in (b) below or are rated either A-1 or A-2 by Standard & Poor’s Corporation or P-1 or P-2 by Moody’s Investors Service, Inc.;

(b)           bonds, notes and other evidences of indebtedness of the United States or the State and any other security unconditionally guaranteed as to the payment of principal and interest by the United States or any agency thereof;

(c)           repurchase agreements involving the purchase and resale of investments described in (b) above; provided, that (i) the purchase price of any such agreement shall at no time exceed the fair market value of the investments underlying the same, (ii) each such agreement shall provide for the payment of cash or deposit of additional investments at least monthly so that the sum of the fair market value of investments and the amount of cash underlying the same shall remain at least equal to the purchase price thereof, (iii) the Trustee shall take physical possession of such investments or the Trustee shall be named as the record owner of such investments in the records of a Federal Reserve Bank, in each case no later than the time the purchase price therefore is paid by the Trustee, (iv) the other party to such repurchase agreement shall be a commercial bank or savings and loan association incorporated under the laws of the United States or any state thereof or the District of Columbia or a securities firm registered under the Securities Exchange Act of 1934, in either case having combined capital and surplus of at least $50,000,000 including the Trustee, and (v) the repurchase obligations are at the demand of the Trustee or have a maturity of less than one year;

(d)           any money market fund rated “AAA” by Moody’s Investors Service, Inc. comprised of the investments of the type described in paragraph (b);

(e)           any other investment or investment agreement as the Registered Owner(s) of fifty-one percent (51%) or more in the aggregate principal amount of the Bonds then Outstanding may approve.

The Trustee shall assume without independent verification that any investments of Bond proceeds directed in writing by the Company to be made by the Trustee shall comply with State law.

“Issuer” shall mean the Mississippi Business Finance Corporation, constituting a public body corporate and a political subdivision of the State, its successors and assigns, and any public corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party.

“Laws” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” or “Loans” shall mean the advances (one or more) in the aggregate provided by the Issuer to the Company pursuant to the terms of the Loan Agreement from the proceeds of the Bonds.

“Loan Agreement” shall mean the Loan Agreement between the Company and the Issuer dated as of March 1, 2013, as amended or supplemented from time to time in accordance with the terms thereof.

“Loan Documents” shall mean the Loan Agreement, this Indenture, the Bond Purchase Agreement, the Note, the Bond, the Assignment of the Loan Agreement, and the Assignment of the Note, the Guaranty Agreement, and all other agreements, documents, instruments, certificates and agreements executed and/or delivered by the Company, in connection with the Loan Agreement, this Indenture, the Bond Purchase Agreement, and the Guaranty Agreement.

“Loan Payments” shall mean the payments required to be made by the Company pursuant to Section 4.2 of the Loan Agreement.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London eurodollar market.

“Maturity Date” shall mean March 1, 2023, or such later date (not to exceed 25 years) as the Company and the Purchaser may otherwise agree and, to the extent required, as approved by the Issuer.

“Note” shall mean the promissory note issued by the Company to the Issuer in accordance with Section 4.1 of the Loan Agreement, the form of which is attached thereto as Exhibit C.

“Notice of Borrowing” shall mean Exhibit A attached to the Bond Purchase Agreement, duly executed by the Company all as required by Section 3.5 of the Loan Agreement.

“Organization Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Indenture or any other Loan Document; provided that Other Taxes shall exclude Excluded Taxes.

“Outstanding” when used with reference to Bonds, shall mean, at any date as of which the amount of outstanding Bonds is to be determined, the aggregate of all Bonds authorized, issued, authenticated and delivered under this Indenture except:

(a)           Bonds canceled or surrendered to the Trustee for cancellation pursuant to Section 2.12 of this Indenture prior to such date; or

(b)           Bonds in lieu of or in substitution for which other Bonds shall have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee and the Company is presented that any such Bond is held by a bona fide holder in due course.

In determining whether holders of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Bonds which are owned by the Company or the Issuer shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded.

“Paying Agent” shall mean the Person appointed in Section 11.22 of this Indenture for the purposes set forth therein.

“Payment Date” shall mean an Interest Payment Date or a Principal Payment Date, as the case may be.

“Permitted Encumbrances” shall mean and include:

(a)           any lien or charge incident to construction or maintenance other than those then payable and filed of record unless such are being contested by the Company in good faith and appropriate reserves are maintained with respect thereto;

(b)           the lien of Taxes and assessments which are not delinquent;

(c)           the lien of Taxes and assessments which are delinquent but the validity of which is being contested as permitted by Section 4.6 of the Loan Agreement;

(d)           any liens created under the Loan Agreement, this Indenture, the Note, the Bonds, and the Guaranty Agreement;

(e)           the rights of the Issuer and the Trustee under the Loan Agreement, this Indenture and the Note;

(f)            any lien on the Project or any part thereof created or that may be created pursuant to the Loan Agreement from the Company to the Issuer, as assigned to the Trustee pursuant to this Indenture and;

(g)           such other encumbrances as the Purchaser may approve in writing such approval not to be unreasonably withheld.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Principal Payment Amounts” shall mean the respective amounts set forth opposite each such date:

Date	Amount

March 1, 2014	$1,900,000
March 1, 2015	$1,900,000
March 1, 2016	$3,800,000
March 1, 2017	$5,700,000
March 1, 2018	$1,900,000
March 1, 2019	$1,900,000
March 1, 2020	$1,900,000
March 1, 2021	$1,900,000
March 1, 2022	$1,900,000
March 1, 2023	$15,200,000

“Principal Payment Date” shall mean March 1 of each year commencing on March 1, 2014, and ending on the Maturity Date.

“Project” shall mean the acquisition, construction, and installation of machinery and Equipment constituting the warehousing and distribution facilities, which meets the definition of “business enterprise” under Section 57-10-205 and which meets the definition of “economic development project” under Section 57-10-401, all to be located at the Project Site.

“Project Fund” shall mean the fund created under Section 5.1 of this Indenture.

“Project Site” shall mean the real property located in the State more particularly described in Exhibit A attached to the Loan Agreement upon which the Equipment will be located.

“Purchaser” shall mean Bank of America, N.A., or its successors or assigns.

“Purchaser’s Office” shall mean, as to the Purchaser, the office or offices of the Purchaser as the Purchaser may from time to time notify the Company.

“Redemption Price” shall mean the principal of and interest on the Bonds to be redeemed at par, without penalty or premium, and all other amounts due and owing in respect to the Bonds.

“Registered Owner(s)” shall mean the Person or Persons in whose name or names the particular registered Bond or Bonds shall be registered on the Bond Register.

“Revenues” shall mean all payments, receipts and invoices payable by the Company to the Issuer under the Loan Agreement (except payment of Administration Expenses and indemnification payments pursuant to Sections 4.2 and 4.11, respectively, of the Loan Agreement) and any other payments, receipts and revenues derived by the Issuer from the Company under the Loan Agreement.

“State” shall mean the State of Mississippi.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trustee” shall mean Deutsche Bank National Trust Company, Olive Branch, Mississippi, or its successor.

“Type” means, with respect to the Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

Section 1.2                                   Accounting Terms.

(a)                                 All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                                 If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Company shall so request, the Purchaser and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Purchaser and the Company); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Purchaser financial statements and other documents required under this Indenture or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.3                                   Rounding.  Any financial ratios required to be maintained pursuant to this Indenture shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).  The Trustee shall not be responsible for any calculations under this Section 1.3.

Section 1.4                                   Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

Section 1.5                                   Other Interpretive Provisions.  With reference to this Indenture and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(b)                                 Unless the context requires otherwise: (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(c)                                  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)                                 Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Indenture or any other Loan Document.

ARTICLE II

DESCRIPTION, AUTHORIZATION, MANNER OF
EXECUTION, AUTHENTICATION, REGISTRATION AND
TRANSFER OF BONDS

Section 2.1                                   Authorization of Bonds.  (a) No Bonds may be issued under the provisions of this Indenture except in accordance with this Article and shall be limited to the maximum principal amount of $38,000,000.  The proceeds of the Bonds shall be advanced from time to time by the Purchaser upon receipt by the Purchaser (with a copy to the Trustee) of a Notice of Borrowing; provided, however, no advances shall be made by the Purchaser after March 20, 2014. The Trustee shall make a notation on the grid attached to the Note of the date and amount of each such advance and each payment of principal and interest on the Bonds.  The Purchaser has agreed in the Bond Purchase Agreement to make a similar notation on the grid attached to the Bond.  To the extent of any inconsistency between the grid attached to the Note and the grid attached to the Bond, the grid attached to the Bond shall prevail. The principal amount outstanding under this Indenture shall be determined by records maintained by the Trustee and the Purchaser.  To the extent of any inconsistency between the records maintained by the Trustee and the records maintained by the Purchaser, the records maintained by the Purchaser shall prevail.  Each Notice of Borrowing submitted by the Company to the Purchaser requesting an advance of the proceeds of the Loan under the Loan Agreement, or the conversion of a Loan from one Type to the other (as described below in Section 2.1(b)), shall be deemed a request hereunder for funding or conversion of a corresponding and equal amount under the Bonds.  Each advance of a Loan may initially be made as a Base Rate Loan or a Eurodollar Rate Loan, and may be converted from one Type to another from time to time, at the request of the Company, as further provided herein.

(b)                                 (i) Each conversion of a portion of the Loan from one Type to the other, and each continuation of a Eurodollar Rate Loan shall be made upon the Company’s irrevocable notice to the Purchaser, which may be given by telephone.  Each such notice must be received by the Purchaser not later than 11:00 a.m. three Business Days prior to the requested date of any conversion to or continuation of a Eurodollar Rate Loan or of any conversion of a Eurodollar Rate Loan to a Base Rate Loan.  Each telephonic notice by the Company pursuant to this Section 2.1(b) must be confirmed promptly by delivery to the Purchaser of a written Notice of Borrowing, appropriately completed and signed by an Authorized Company Representative. Each conversion to or continuation of a Eurodollar Rate Loan shall be in a principal amount of $1,000,000 or any whole dollar amount in excess thereof. Each Loan of or conversion to a Base Rate Loan shall be in a principal amount of $500,000 or any whole dollar amount in excess thereof. Each Notice of Borrowing (whether telephonic or written) shall specify (1) whether the Company is requesting a conversion of the Loan from one Type to the other or a continuation of a Eurodollar Rate Loan, (2) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of the Loan to be converted or continued, and (4) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Loan in a Notice of Borrowing or if the Company fails to give a timely notice requesting a conversion or continuation, then the Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the Eurodollar Rate Loan. If the Company requests a conversion to or continuation of a Eurodollar Rate Loan in any such Notice of Borrowing, but fails to specify an Interest Period, the Company will be deemed to have specified an Interest Period of one month.

(ii)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for the Eurodollar Rate Loan.  During the existence of an Event of Default, the Loan may not be converted to or continued as a Eurodollar Rate Loan without the consent of the Purchaser.

(iii)                               The Purchaser shall promptly notify the Company of the interest rate applicable to any Interest Period for a Eurodollar Rate Loan upon determination of such interest rate.  At any time that a Base Rate Loan is outstanding, the Purchaser shall notify the Company of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(iv)                              After giving effect to all conversions of the Loan from one Type to the other, and all continuations of the Loan as the same Type, there shall not be more than five Interest Periods in effect with respect to the Loan.

Notwithstanding anything herein to the contrary, the Purchaser shall be responsible for maintaining records of each conversion, the applicable Types and amounts of each portion of the Loan and interest payable with respect to the Loan as of each Payment Date.  The Purchaser shall notify the Trustee of each such calculation and the Trustee shall conclusively rely upon such notifications.  The Trustee shall not be responsible for the calculation the Applicable Rates or amounts of interest payable on any Payment Date.

Section 2.2                                   Issuance of Bonds.  (a) Designation of and Maximum Principal Amount of Bonds.  The Bonds shall be designated “Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds, Series 2013 (Helen of Troy Olive Branch, MS Project)” and shall be issued under and secured by this Indenture in the maximum aggregate principal amount of $38,000,000; provided, however, that the principal amount of the Bonds, up to the maximum principal amount, may be advanced to the Issuer periodically, upon the Company’s request to the Purchaser through a Notice of Borrowing with notice of such request to the Trustee, as provided in Sections 2.1 and 2.7 of this Indenture and in the Bond Purchase Agreement. The principal amount of the Bonds Outstanding at any time shall be determined by the records maintained by the Trustee and the Purchaser pursuant to this Indenture. The Bonds and each advance thereon shall be dated the date of the respective issuance and delivery and shall mature (subject to prior redemption at the prices and dates and upon the terms and conditions hereinafter set forth) as set forth below, shall be numbered sequentially from R-1 upward and initially shall be issued in the form of one (1) typewritten bond. The initial advance of the Bonds shall bear interest from the date of such advance. Interest shall thereafter be paid on the succeeding Interest Payment Dates on the outstanding principal of the Bonds. Except as hereinafter provided, the principal of and interest due on any Bonds shall be paid to the Registered Owner of such Bond as shown on the registration books kept by the Bond Registrar.

(b)                                 Maturity, Interest Rate, and Payments.  (i) After all principal has been advanced on the Bonds or to the extent of principal advanced if all has not been advanced by March 20, 2014, all interest accrued thereon shall be paid simultaneously on each Interest Payment Date.  Principal shall be payable on each Principal Payment Date and in full on the Maturity Date, if not sooner paid under Sections 2.3 or 2.4 hereof.

(ii)                                  The Bonds shall bear interest equal to the Applicable Rate.  Bonds may be prepaid in whole or in part without penalty or premium, upon written notice to the Trustee, the Issuer, and the Purchaser as required in Section 2.4 of this Indenture; provided, however, in no event shall the Bonds be subject to redemption under Section 2.4 prior to the earlier of March 20, 2014 or six (6) months after the Completion Date.

(iii)                               Subject to the provisions of subsection (iv) below, (A) a Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the lesser of (y) the Highest Lawful Rate and (z) the Eurodollar Rate for such Interest Period plus the Applicable Margin; and (B) a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (y) the Highest Lawful Rate and (z) the Base Rate plus the Applicable Margin.

(iv)                              (A)                               If any amount of principal of the Bonds is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(B)                               If any amount (other than principal of the Bonds) payable by the Company or any Guarantor under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Purchaser, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(C)                               Upon the request of the Purchaser, while any Event of Default exists, the Company shall pay interest on the principal amount of all outstanding Bonds hereunder at a fluctuating interest rate per annum at all times equal to the lesser of (y) the Highest Lawful Rate and (z) the Default Rate, to the fullest extent permitted by Applicable Laws.

(D)                               Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(v)                                 Interest on the Bonds shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(vi)                              All payments of principal of and interest on the Bonds shall be payable in any coin or currency of the United States which, at the time of payment is legal tender for the payment of public and private debts and shall be made to the Registered Owner(s) thereof by check drawn and mailed by first class mail, postage prepaid, on the Payment Date or by bank wire or bank transfer as such Registered Owner(s) may specify or otherwise as the Trustee and such Registered Owner(s) may agree.

(c)                                  Computation of Interest and Fees.  All computations of interest for a Base Rate Loan to be made by the Purchaser when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made by the Purchaser on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on the Loan for the day on which the Loan is made, and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that if the Loan is repaid on the same day on which it is made shall bear interest for one day.

(d)                                 Inability to Determine Rates.  If the Purchaser determines that for any reason in connection with any request for a conversion to or continuation of a Eurodollar Rate Loan that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of the Eurodollar Rate Loan or (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, the Purchaser will promptly so notify the Company and the Trustee. Thereafter, the obligation of the Purchaser to convert to or maintain a Eurodollar Rate Loan shall be suspended until the Purchaser revokes such notice.

Upon receipt of such notice, the Company may revoke any pending request for a conversion to or continuation of a Eurodollar Rate Loan or, failing that, will be deemed to have converted such request into a request for a conversion of the Loan to a Base Rate Loan in the amount specified therein.

(e)                                  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in this Indenture, the interest paid or agreed to be paid under this Indenture shall not exceed the Highest Lawful Rate. If the Purchaser shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Bonds or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Purchaser exceeds the Highest Lawful Rate, such Person shall, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term hereunder.

Section 2.3                                   Mandatory Redemption.  The Bonds shall be subject to mandatory redemption prior to the Maturity Date in accordance with the provisions of Article VIII hereof upon direction of the Issuer, without premium or penalty, upon payment in each case of an amount equal to the amount of the Bonds to be redeemed, together with interest accrued on such principal amount to such date, in whole or in part, at any time, (i) in case of damage or destruction to, or condemnation of the Project if the Company has determined to prepay a similar portion of the Note pursuant to the Loan Agreement or (ii) in the event and to the extent that there remains surplus funds in the Project Fund upon completion as provided in Section 3.7 of the Loan Agreement.

Section 2.4                                   Optional Redemption.  The Bonds are also subject to redemption and prepayment by the Issuer without premium or penalty, except as provided in Section 9.3(a)(iii) hereof, at the written request of the Company, with such request to be provided to the Trustee and the Issuer no less than fifteen (15) days, or such lesser period of time as shall be acceptable to the Purchaser and the Trustee, prior to the redemption date, in whole or in part, upon the Issuer’s providing notice of redemption in accordance with Section 8.2 hereof and at the times in the amounts as hereinafter set forth. Provided, however, in no event shall the Bonds be subject to redemption under this Section 2.4 prior to the earlier of March 20, 2014 or six (6) months after the Completion Date.

Section 2.5                                   Method of Partial Redemption.  All redemptions and prepayments made by the Company are to be applied first in reduction of interest then due at the rate stated herein, and any amount remaining after such payment of said interest shall be applied in reduction of principal.

Section 2.6                                   Bonds Mutilated, Destroyed, Stolen or Lost.

(a)                                 In the event any Outstanding Bond, whether temporary or definitive, is mutilated, lost, stolen or destroyed, the Issuer may execute, and upon its request in writing, the Trustee shall authenticate and deliver, a new Bond of the same Series, principal amount and maturity and of like tenor as the mutilated, lost, stolen or destroyed Bond in exchange and substitution for such mutilated Bond, or in lieu of and substitution for such lost, stolen or destroyed Bond.

(b)                                 Application for exchange and substitution of mutilated, lost, stolen or destroyed Bonds shall be made to the Trustee at its Corporate Trust Office or at such other office as designated by the Trustee. In every case the applicant for a substitute Bond shall furnish to the Issuer and to the Trustee such security or indemnity as may be required by them to save each of them and any Paying Agent harmless. In every case of loss, theft or destruction of a Bond, the applicant shall also furnish to the Issuer and to the Trustee evidence to their satisfaction of the loss, theft or destruction and of the ownership of such Bond, and in every case of mutilation of a Bond, the applicant shall surrender the Bond so mutilated.

(c)                                  Notwithstanding the foregoing provisions of this Section 2.6, in the event any such Bond shall have matured, and no default has occurred which is then continuing in the payment of the principal of, redemption premium (if any) or interest on the Bonds, the Issuer may authorize the payment of the same (without surrender thereof except in the case of a mutilated Bond) instead of issuing a substitute Bond provided security or indemnity is furnished as above provided in this Section 2.6.

(d)                                 Upon the issuance of any substitute Bond, the Issuer and the Trustee may charge the holder of such Bond with their reasonable fees and out-of-pocket expenses in connection therewith. Every substitute Bond issued pursuant to the provisions of this Section 2.6 by virtue of the fact that any Bond is lost, stolen or destroyed shall constitute an original additional contractual obligation of the Issuer, whether or not the lost, stolen or destroyed Bond shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Bonds duly issued under this Indenture to the same extent as the Bonds in substitution of for which such Bonds were issued.

(e)                                  The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all of the rights and remedies with respect to the payment of mutilated, lost, stolen or destroyed Bonds, including those granted by any Laws now existing or hereafter enacted.

Section 2.7                                   Additional Advances of Principal.  The aggregate amount of principal advances under the Bonds shall not exceed $38,000,000. Subsequent to the initial issuance of the Bonds, such advances shall be made upon the Company’s written request to the Purchaser pursuant to a Notice of Borrowing, with notice of such request to the Trustee, as provided in the Loan Agreement and the Bond Purchase Agreement and subject to the satisfaction of all conditions set forth therein as determined by the Purchaser. The proceeds of each advance made by the Purchaser to the Trustee shall be deposited by the Trustee in the Project Fund and disbursed by the Trustee as provided in Section 3.4 of the Loan Agreement and Section 5.2 of this Indenture. The Purchaser has agreed in the Bond Purchase Agreement to note the date and amount of each advance on the grid attached to the Bond but failure to make such notation shall not affect the obligation of the Company to repay such principal advance as required by the Loan Agreement and this Indenture. The principal amount of each advance shall be Outstanding under the Bonds, and the terms and provisions of this Indenture shall apply to each such advance.

Section 2.8                                   Execution.

(a)                                 All the Bonds shall, from time to time, be executed on behalf of the Issuer by, or bear the manual or facsimile signature of, its Executive Director and its corporate seal (which may be in facsimile) shall be thereunto affixed (or imprinted or engraved if facsimile) and attested by the manual or facsimile signature of the Secretary. No party shall be liable for any loss or liability of any nature (direct or indirect) suffered by such party as a result of acting or relying on any communication which such party believes in good faith to be given or made pursuant to this Section 2.8.

(b)                                 If any of the officers who shall have signed or sealed any of the Bonds or whose facsimile signature shall be upon the Bonds shall cease to be such officer of the Issuer before the Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Issuer, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the Person or Persons who signed or sealed such Bonds or whose facsimile signature shall be upon the Bonds had not ceased to be such officers of the Issuer; and also any such Bond may be signed and sealed on behalf of the Issuer by those Persons who, at the actual date of the execution of such Bonds, shall be the proper officers of the Issuer, although at the date of such Bond any such Person shall not have been such officer of the Issuer.

Section 2.9                                   Negotiability, Transfer and Registry.

(a)                                 The Bonds shall only be sold, assigned or transferred as provided in this Section 2.9 and the form of Bond in Section 15.1 hereof. The Issuer hereby designates the Trustee as initial “Bond Registrar” to keep the books for the registration of Bonds (the “Bond Register”) as provided in this Indenture. All Bonds presented for exchange, redemption or payment (if so required by the Issuer or the Trustee), shall be accompanied by a written instrument or instruments of authorization for exchange, in form and with guaranty of signature satisfactory to the Trustee, duly executed by the Registered Owner(s) or by his attorney duly authorized in writing. No charge shall be made to Registered Owners for the registration of the Bonds except for a sum sufficient to pay any tax, fee or governmental charge that may be imposed with respect thereto.

(b)                                 The Issuer, the Trustee, the Bond Registrar and any Paying Agent may deem and treat the Registered Owner(s) of any registered Bond as the absolute owner of such Bond for the purpose of receiving any payment on such Bond and for all other purposes of this Indenture and the Loan Agreement, whether such Bond shall be overdue or not, and neither the Issuer, nor the Trustee, nor the Bond Registrar nor any Paying Agent shall be affected by any notice to the contrary. Payment of, or on account of, the principal of and interest and redemption premium, if any, on any registered Bond shall be made to such Registered Owner(s) or upon his written order. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.

(c)                                  All Bonds issued under this Indenture otherwise shall have such attributes of negotiability as are provided for under the laws of the State.

Notwithstanding anything herein to the contrary, there shall never be more than one registered Bond.

Section 2.10                            Regulations with Respect to Exchanges and Transfers.  In all cases in which the privilege of exchanging Bonds or registering the transfer of Bonds is exercised, the Issuer shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. All Bonds surrendered in any such exchange or upon any such registration of transfer shall forthwith be delivered to the Trustee and canceled by it. There shall be no charge to Registered Owners for any such exchange or registration of transfer of Bonds, but the Issuer may require the payment of a sum sufficient to pay any tax or other governmental charge required to be paid with respect to any such exchange or registration of transfer. Neither the Issuer nor the Trustee shall be required (a) to register the transfer of or exchange any Bond for a period of fifteen (15) days next preceding any Interest Payment Date on such Bond or next preceding any selection of such Bond to be redeemed and after mailing of any notice of redemption, or (b) to register the transfer of or exchange any Bond called for redemption in whole or in part.

Section 2.11                            Authentication.  No Bond shall be secured by this Indenture or entitled to the benefit hereof or shall be valid or obligatory for any purpose unless there shall be endorsed on such Bond the Trustee’s certificate of authentication, substantially in the form prescribed in this Indenture, executed by the manual signature of a duly authorized officer of the Trustee; and such certificate on a Bond issued by the Issuer shall be conclusive evidence and the only competent evidence that such Bond has been duly authenticated and delivered under this Indenture.

Section 2.12                            Destruction of Bonds.  Upon the surrender to the Trustee of any temporary or mutilated Bond, or any Bond acquired, redeemed, or paid at Maturity, the same shall forthwith be canceled and, at the written request of the Issuer, be cremated or otherwise destroyed by the Trustee, and the Trustee shall, if such Bond is so cremated or destroyed, deliver its certificate of such cremation or other destruction to the Issuer.

Section 2.13                            Mandatory Prepayment at the Election of Purchaser.  Not later than August 31, 2017, the Purchaser shall give written notice to the Issuer, Company and Trustee which notice shall state whether (i) the Purchaser will continue to own the Bonds upon the same or different terms after August 31, 2017, or (ii) the Purchaser is electing not to continue to own the Bonds after March 1, 2018 in which case the Bonds shall be prepaid in full on March 1, 2018.  If the Purchaser offers to continue to own the Bonds upon different terms and the Company fails to accept such terms by August 31, 2017, the Bonds shall be prepaid in full on March 1, 2018.  If the Purchaser elects to continue to own the Bonds after March 1, 2018 whether on the same or different terms, the Purchaser shall have the right to require the Company to prepay the Bonds in full each March 1 thereafter upon giving the Company (with a copy to the Issuer and the Trustee) not less than ninety (90) days’ written notice.  Any such prepayment shall be in an amount equal to the principal amount being prepaid plus accrued and unpaid interest through the date of prepayment.

Section 2.14                            Purchase In Lieu of Mandatory Prepayment.  At the option of the Company, the Bonds may be purchased from the Purchaser by a transferee permitted under

Section 2.9 hereof in lieu of mandatory prepayment on March 1, 2018 or any March 1 thereafter; provided, however, this Section 2.14 shall not alter, limit or impair the ability of the Purchaser to otherwise sell, assign or transfer the Bonds at any time pursuant to the terms of this Indenture and the other Loan Documents.

ARTICLE III

AUTHENTICATION AND DELIVERY OF BONDS

Section 3.1                                   Bonds Equally and Ratably Secured.  The aggregate principal amount of Bonds which may be executed by the Issuer and authenticated by the Trustee and delivered and secured by this Indenture is not limited, except as is, or may hereafter be, provided in this Indenture or as may be limited by Law. All Bonds issued and to be issued hereunder are, and are to be, to the extent provided in this Indenture, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery or maturity of the Bonds, so that, subject as aforesaid, all Bonds at any time Outstanding hereunder shall have the same right, lien and preference under and by virtue of this Indenture and shall all be equally executed, authenticated and delivered simultaneously on the date hereof, whether the same or any of them shall actually be disposed of at such date, or whether they, or any of them, shall be disposed of at some future date, or whether they, or any of them, shall have been authorized to be executed, authenticated and delivered under Section 2.11 of this Indenture or may be authorized to be executed, authenticated and delivered hereafter pursuant to the provisions of this Indenture.

Section 3.2                                   Provisions for Issuance of Bonds.  Bonds in the maximum aggregate principal amount of $38,000,000 shall forthwith be executed by the Issuer and delivered to the Trustee for authentication, together with a statement as to the amount and disposition of the proceeds of the sale of such principal amount of said Bonds, and thereupon the Bonds shall be authenticated by the Trustee and shall be delivered to or upon the written order of the Executive Director of the Issuer, but only upon the receipt, from time to time, by the Trustee of the aforesaid proceeds of sale, which proceeds shall be deposited, from time to time, in the Project Fund. Each such advance in respect of the Bonds when paid for by the Purchaser at the direction of the Company in accordance with the terms of this Indenture and the Loan Agreement, the Bonds, including each such advance, will have been duly authorized, executed and issued and will constitute legal, valid and binding limited obligations of the Issuer enforceable in accordance with their terms and entitled to the benefits of this Indenture. Prior to the initial authentication and delivery of the Bonds by the Trustee, the Trustee shall also have received the following items (a) through (f), and prior to any subsequent authentication and delivery of the Bonds by the Trustee, the following item (f):

(a)                                 a resolution adopted by the Issuer authorizing the execution and delivery of the Loan Agreement, this Indenture, and the Bond Purchase Agreement and the issuance and delivery of the Bonds, duly certified by the Secretary, under its corporate seal, to have been duly adopted by the Issuer and to be in full force and effect on the date of such certification;

(b)                                 the Loan Agreement, this Indenture, the Note, the Bond Purchase Agreement, and the Guaranty;

(c)                                  written direction to the Trustee on behalf of the Issuer and signed by the Executive Director and by the Secretary of the Issuer to authenticate and deliver the Bonds to the Purchaser therein identified upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such direction. Such proceeds shall be paid over to the Trustee and deposited in the manner provided herein;

(d)                                 an opinion of counsel for the Company addressed to the Issuer, the Trustee, the Purchaser, and Bond Counsel to the effect that: (i) the Company is duly organized and validly existing under the laws of the State of Massachusetts and qualified to do business and in good standing under the laws of the State; (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents; (iii) the execution and delivery of each of the Loan Documents and the performance of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company; (iv) each of the Loan Documents has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforceability thereof may be limited by Debtor Relief Laws; (v) neither the execution and delivery by the Company of the Loan Documents, the performance by the Company of its obligations thereunder, nor the consummation of the transactions contemplated thereby, constitutes or will result in a breach of the Company’s certificate of formation or bylaws, or to the knowledge of counsel, constitutes or will result in a violation of any Law that is applicable to the Company; (vi) to the knowledge of counsel, neither the execution and delivery by the Company of the Loan Documents, the performance by the Company of its obligations thereunder, nor the consummation of the transactions contemplated thereby, will conflict with, or result in any material breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than as provided in the Loan Documents) upon any property or assets of the Company pursuant to, or require any consent not obtained under, any contract, indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company is a party or by which it or any of its property or assets is bound or to which it is subject; and (vii) except as disclosed, to the knowledge of counsel after due inquiry, there is no action, suit or proceeding or governmental investigation pending or threatened against the Company, and no order, writ, judgment, injunction or decree against the Company before or by any court, arbitrator or governmental or administrative body that challenges the validity of any of the Loan Documents or the transactions contemplated thereby; and

(e)                                  the approving Bond Counsel’s Opinion with respect to the validity of the Bonds; and

(f)                                   the certificates required by Section 8(a) of the Bond Purchase Agreement.

The Trustee shall be deemed to have received all of the items set forth in this Section 3.2 upon receipt of a certificate from the Purchaser to the effect that the Purchaser has received such items.  Upon receipt of such certificate, the Trustee shall authenticate the Bonds.

Section 3.3                                   Limited Obligations.  The Bonds, redemption premium, if any, together with the interest thereon, are limited obligations of the Issuer payable solely by the Issuer from the Revenues and other funds and collateral pledged hereunder and under the Loan Agreement.

Neither the State, nor any other political subdivision thereof, shall be obligated to pay the Bonds or the interest thereon or other costs incident thereto except from the Revenues pledged by the Issuer or other monies held hereunder for such purpose, and neither the full faith and credit nor the taxing power of the State or any political subdivision thereof is pledged to the payment of the principal of, premium, if any, or the interest on, the Bonds.

ARTICLE IV

CONSTRUCTION AND ACQUISITION OF PROJECT

Section 4.1                                   Covenant to Proceed with Reasonable Dispatch; Revision of Plans and Specifications.

(a)                                 Subject to the provisions of the Loan Agreement, the Issuer covenants that it will cause the Company to complete the Project with reasonable dispatch and to maintain and operate the Project in accordance with the Act.

(b)                                 The Company may revise the scope of the Project at any time and from time to time prior to the completion of the Project, provided, however, the Company will make no change in the scope of the Project which will cause the Project to no longer be an “economic development project” under the Act. A copy of each such revision, duly certified by an Authorized Company Representative, shall be filed with the Issuer, the Purchaser and the Trustee.

Section 4.2                                   Covenant to Comply with Laws.  The Issuer covenants that in the installation and equipping of the Project it will comply and will cause the Company in all material respects to comply with all applicable requirements of the laws of the State and with all applicable lawful requirements of any agency, board or commission created under the laws of the State or any other duly constituted public authority with respect to the Project.

ARTICLE V

PROJECT FUND

Section 5.1                                   Establishment of Project Fund.  There is hereby created and established with the Trustee a “Project Fund”. The Issuer shall pay or cause to be paid to the Trustee the proceeds from the sale to the Purchaser by the Issuer of Bonds, and the Trustee shall deposit the same in the Project Fund.

Section 5.2                                   Use of Monies.

(a)                                 Except as otherwise provided herein, until the earlier of the Completion Date or March 20, 2014, the Trustee shall make payments from the Project Fund to pay or reimburse the Company for the Cost of Construction of the Project upon receipt from the Company by the Trustee of (i) original executed requisitions, a form of which is attached hereto as Exhibit A (upon which both the Trustee and the Issuer shall rely and shall be protected in relying) signed by an Authorized Company Representative and approved in writing by the Purchaser stating with respect to each payment to be made: (1) the requisition number, (2) the name and address of the Person to whom payment is due or, in the event such payment is to reimburse the Company, the name and the address of the Person to whom payment previously has been made (or, in the case of payments to the Bond Fund, instructions to make such payments to the Bond Fund), (3) the amount to be paid, (4) that no “Event of Default” under Section 7.1 of the Loan Agreement has occurred and is continuing, and (5) that each obligation, item of cost or expense mentioned therein has been properly incurred, is a proper charge against the Project Fund and has not been the basis of any previous withdrawal; and (ii) copies or a listing of all invoices or statements from a contractor, vendor or other payee or other documents acceptable to the Purchaser supporting each requisition for payment from the Project Fund for the Cost of Construction of the Project to be paid or reimbursed which shall be maintained by the Trustee. The Company has agreed in the Loan Agreement to deliver a copy of each such requisition to the Purchaser.

(b)                                 If any contract provides for retention by the Company of a portion of the contract price, the advances delivered by the Purchaser to the Trustee for deposit into the Project Fund shall be net of any such retainage.

Section 5.3                                   Completion of Project.  When the Project is completed and ready to be placed in service, the Company shall deliver to the Trustee, the Purchaser, and the Issuer a certificate of an Authorized Company Representative stating, as applicable, that the construction of the Project has been completed and payment, or provision therefore of the Cost of Construction of the Project has been made except for any such cost not then due and payable or the liability for payment of which is being contested or disputed in good faith by the Company. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being. The Issuer and the Company agree to cooperate in causing such certificates to be furnished to the Trustee, the Purchaser, and the Issuer.  No additional amounts shall be delivered to fund the Cost of Construction of the Project following delivery of the certificate under this Section 5.3 except for any such cost not then due and payable or the liability for payment of which is being contested or disputed in good faith by the Company.

Section 5.4                                   Completion of Project if Bond Proceeds Insufficient; Surplus Proceeds.

(a)                                 If the monies in the Project Fund available for payment of the Cost of Construction of the Project are not sufficient to pay such costs in full, the Company will complete or cause to be completed the Project and pay or cause to be paid all of that portion of the Cost of Construction of the Project in excess of the monies available therefore in the Project Fund. The Issuer does not make any warranty, either express or implied, that the monies which will be paid into the Project Fund will be sufficient to pay the Cost of Construction of the Project. If the Company shall pay any portion of the Cost of Construction of the Project pursuant to the provisions of this Section 5.4, it shall not be entitled to any reimbursement from the Issuer, the Trustee or the holders of any of the Bonds, nor shall it be entitled to any diminution in or postponement of the Loan Payments required under Section 4.2 of the Loan Agreement and the Note to be paid by the Company.

(b)                                 If, upon the Completion Date, there shall be any surplus funds remaining in the Project Fund not reserved to pay for the Cost of Construction of the Project, such funds shall, (i) be deposited in the Bond Fund and used, at the earliest date permissible under the terms of this Indenture without the payment of any premium or penalty, to pay principal on such Bonds through redemption or retirement; and (ii) be Invested as provided for in this Indenture until such time as such surplus funds are expended as provided for in this Section 5.4.

Section 5.5                                   Default by Contractor.  In the event of default of any supplier, contractor or subcontractor under any contract made by it in connection with the Project or in the event of a breach of warranty with respect to any materials, workmanship or performance guaranty, the Company may proceed, either separately or in conjunction with others, to pursue such remedies against the supplier, contractor or subcontractor so in default and against each surety for the performance of such contract as it may deem advisable. The Company will advise the Issuer, the Purchaser and the Trustee of the steps it intends to take in connection with any such default. If the Company shall so notify the Issuer, the Purchaser, and the Trustee, the Company may, in its own name or in the name of the Issuer, prosecute any action or proceeding or take any other action involving any such supplier, contractor, subcontractor or surety which the Company deems reasonably necessary, and in such event the Issuer will cooperate fully with the Company. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the Completion Date shall be applied to Costs of Construction of the Project or as provided in Section 10.10 hereof.

Section 5.6                                   Investment of Project Fund.  Any monies held as a part of the Project Fund or any other fund created pursuant to this Indenture shall, at the facsimile request of an Authorized Company Representative, confirmed in writing within two (2) Business Days, be Invested or reinvested by the Trustee as provided in Article VII of this Indenture.

ARTICLE VI

BOND FUND

Section 6.1                                   Establishment of Bond Fund.  There is hereby created and established a “Bond Fund” which shall be held by the Trustee. There shall be deposited into the Bond Fund as and when received: (a) all Loan Payments specified in Section 4.2 of the Loan Agreement and all payments made on the Note; (b) after completion of the Project, such amounts in the Project Fund as are required to be deposited in the Bond Fund by Sections 5.2 and 5.4(b) of this Indenture; (c) any amounts to be deposited in the Bond Fund pursuant to the provisions of a supplemental Indenture; and (d) all other monies received by the Trustee and required under or pursuant to any of the provisions of the Loan Agreement, the Note, this Indenture, the Bonds, or the Guaranty Agreement to be paid into the Bond Fund. The Issuer hereby covenants and agrees that so long as any of the Bonds issued hereunder are Outstanding, it will deposit or cause to be deposited in the Bond Fund sums, but only from the Revenues or other monies or securities available therefore, sufficient to meet and pay promptly the principal, redemption premium, if any, and interest on the Bonds as the same become due and payable.

Section 6.2                                   Flow of Funds.

(a)                                 To the extent monies are available in the Bond Fund, the Trustee shall withdraw from the Bond Fund and apply such monies on or before each Payment Date an amount which will be sufficient to pay the principal, redemption premium, if any, and interest on such Bonds which will become due on each such date in payment to the holders of the Bonds.

(b)                                 Notwithstanding the foregoing provision regarding the flow of funds, as long as no Event of Default exists, hereunder, and with the written consent of any Purchaser, such consent not to be unreasonably withheld, the Company may, on or before each Payment Date, make all principal and interest payments required by the Note and the Loan Agreement directly to such consenting Purchaser or Purchasers, ratably in accordance with the outstanding principal amount of the Bonds held by each of them, upon providing the Trustee with notice of such payments. All such payments shall be noted in the Trustee’s records and shall be recorded on the grid attached to the Bonds.  The Trustee may conclusively rely on any such notice in carrying out its obligations under this Indenture and the Act.

ARTICLE VII

SECURITY FOR AND INVESTMENT OF MONIES

Section 7.1                                   Security.  All monies from time to time received by the Trustee and held in any fund created under this Indenture shall be held in trust by the Trustee for the benefit of the holders from time to time of the Bonds entitled to be paid therefrom, subject to the provisions of Section 11.4 of this Indenture.

Section 7.2                                   Investments.  Monies held by the Trustee for the credit of the Project Fund shall be initially Invested in the Investment Securities as directed by the Company. All other monies held by the Trustee for the credit of either the Project Fund or the Bond Fund shall be Invested by the Trustee as directed by the Company in Investment Securities which shall mature or be redeemable at the option of the Company before the respective dates when the monies held for the credit of such fund will be required for the purposes intended, and any earnings on or income from said Investments shall be deposited in the fund from which such Investment was made. The Company shall direct the Trustee to, Invest and reinvest the monies in any fund in Investment Securities so that the maturity date or date of redemption at the option of the Company shall coincide as nearly as practicable with the times at which monies are needed to be so expended; provided, however, the Trustee shall not be required to Invest any funds in the Bond Fund or the Project Fund in the absence of direction by the Company to do so. The Investment Securities purchased shall be held by or on behalf of the Trustee and shall be deemed at all times to be part of such fund from which such Investment was made, and the Trustee shall inform the Company of the details of all such Investments. If such Investment Securities include any book-entry government securities, the Trustee shall have such Investment Securities held in the name of the Trustee at the appropriate Federal Reserve Bank. The Trustee shall at the direction of the Company sell at the best price obtainable in accordance with usual and customary trust department procedures, or present for redemption, any Investment Securities purchased by it as an Investment whenever it shall be necessary to provide monies to meet any payment from the fund from which Investments were made. The Trustee shall advise the

Company in writing each calendar month of all Investments held for the credit of each fund in its custody under the provisions of this Indenture as of the end of the preceding month and of the amount of earnings on all Investments allocable to the funds during the preceding calendar month. Investment Securities may be purchased through the Trustee.  The Trustee shall invest any moneys only at the direction of the Company, and the Trustee shall not be liable for any loss incurred as a result of complying with the directions of the Company.

Section 7.3                                   Transfer of Balance.  Any balance in any of the Funds created under this Indenture or otherwise held by the Trustee after all the Bonds, redemption premium, if any, together with the interest thereon, have been paid in full and all amounts due to the Trustee, Paying Agent, the Purchaser, and the Issuer have been paid, shall be paid over to the Company.

ARTICLE VIII

REDEMPTION OF BONDS

Section 8.1                                   Method of Redemption.  Any redemption of all or any part of the Bonds which are subject to redemption shall be made in the manner provided in this Article VIII.

Section 8.2                                   Notice of Redemption.

(a)                                 In the case of any redemption, the Trustee shall give in its own name or in the name of the Issuer notice, as hereinafter provided in this Section 8.2, stating (i) that the Bonds have been called for redemption and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof that has been called for redemption, (ii) that they will be due and payable on the date fixed for redemption (specifying such date) upon surrender thereof at the offices of the Trustee, at the applicable Redemption Price (specifying such price) together with accrued interest to such date, and (iii) that all interest on the Bonds (or portions thereof) so to be redeemed will cease to accrue on and after such date. Any prepayment of a Eurodollar Rate Loan shall be in a principal amount of $1,000,000 or any whole dollar amount in excess thereof; and any prepayment of a Base Rate Loan shall be in a principal amount of $500,000 or any whole dollar amount in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.

(b)                                 Such notice shall be mailed by first class mail, in a sealed envelope, postage prepaid, or some other commercially reasonable method used by the Trustee, and must be received by the Purchaser (and other holders of the Bonds, if any, at their respective addresses as the same shall last appear on the Bond Register) and the Trustee not later than 11:00 a.m. (i) three (3) Business Days prior to any date of prepayment of a Eurodollar Rate Loan, and (ii) on the date of prepayment of a Base Rate Loan. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required under Section 9.3(a)(iii) hereof.

Section 8.3                                   Payment of Redeemed Bonds.

(a)                                 If notice of redemption has been given as provided in Section 8.2 of this Indenture, the Bonds or portions thereof called for redemption shall be due and payable on the date fixed for redemption at the Redemption Price, together with accrued interest to the date fixed for redemption. Payment of the Redemption Price, together with accrued interest, shall be made by the Trustee upon surrender of such Bonds. The Redemption Price shall be paid out of the Bond Fund. The expense of giving notice and any other expenses of redemption shall be paid by the Company. Accrued interest shall be paid out of the Bond Fund. If there shall be called for redemption less than the principal amount of a registered Bond, the Issuer shall execute and deliver and the Trustee shall authenticate, upon surrender of such Bond, and without charge to the Registered Owner(s) thereof, at the option of the Registered Owner(s), registered Bonds of like series and maturity date for the unredeemed portion of the principal amount of the registered Bond so surrendered.

(b)                                 From and after the date fixed for redemption designated in such notice (deposit of sufficient redemption monies having been made with the Trustee and notice having been given or waived), notwithstanding that any Bonds so called for redemption in whole or in part shall not have been surrendered for cancellation, no further interest shall accrue upon the principal of any of the Bonds or portions thereof so called for redemption; and such Bonds or portions thereof so to be redeemed shall cease to be entitled to any Lien, benefit or security under this Indenture, and the holders thereof shall have no rights in respect of such Bonds or portions thereof except to receive payment of the Redemption Price and unpaid interest accrued to the date fixed for redemption.

ARTICLE IX

PARTICULAR COVENANTS OF THE ISSUER

Section 9.1                                   Payment of Bonds.  The Issuer will promptly pay from the Revenues and other funds and collateral pledged hereunder the principal of and the interest on every Bond issued under and secured by this Indenture at the places, on the dates and in the manner specified in this Indenture and in said Bonds according to the true intent and meaning thereof.

Section 9.2                                   Maintain Its Existence.  The Issuer will at all times maintain its existence and will use its best efforts to maintain, preserve and renew all its rights, powers, privileges and franchises; and it will cause the Company to covenant to remain in material compliance with all valid acts, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body applicable to the Project or the Project Site.

Section 9.3                                   Payments Under Loan Agreement; No Amendment to Loan Agreement Without Consent.

(a)                                 So long as any of the Bonds are Outstanding, the Issuer will require the Company to pay, or cause to be paid, all the payments and other costs and charges payable by the Company under the Loan Agreement, including, without limitation, the following:

(i)                                     If any Change in Law shall:

(1)                                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Purchaser;

(2)                                 subject the Purchaser to any tax of any kind whatsoever with respect to this Indenture, or change the basis of taxation of payments to the Purchaser in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 9.5(a)  and the imposition of, or a change in the rate of, any Excluded Tax payable by the Purchaser); or

(3)                                 impose on the Purchaser or the London interbank market any other condition, cost or expense affecting this Indenture and the agreements made by the Purchaser;

and the result of any of the foregoing shall be to increase the cost to the Purchaser of making or maintaining the Loan, or to reduce the amount of any sum received or receivable by the Purchaser hereunder (whether of principal, interest or any other amount) then, upon request of the Purchaser, the Issuer will cause the Company to pay to the Purchaser such additional amount or amounts as will compensate the Purchaser for such additional costs incurred or reduction suffered.

(ii)                                  If the Purchaser determines that any Change in Law affecting the Purchaser or any Purchaser’s Office or the Purchaser’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Purchaser’s capital or on the capital of the Purchaser’s holding company, if any, as a consequence of this Indenture or Bonds, to a level below that which the Purchaser or the Purchaser’s holding company could have achieved but for such Change in Law (taking into consideration the Purchaser’s policies and the policies of the Purchaser’s holding company with respect to capital adequacy), then from time to time the Issuer shall cause the Company to pay to the Purchaser such additional amount or amounts as will compensate the Purchaser or the Purchaser’s holding company for any such reduction suffered.

(iii)                               Upon demand of the Purchaser from time to time, the Issuer shall cause the Company to promptly compensate the Purchaser for and hold the Purchaser harmless from any loss, cost or expense incurred by it as a result of:

(1)                                 any continuation, conversion, payment or prepayment of the Loan when it is not a Base Rate Loan on a day other than the last day of the Interest Period for the Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(2)                                 any failure by the Company to prepay, borrow, continue or convert the Loan when it is not a Base Rate Loan on the date or in the amount notified by the Company; or

(3)                                 any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loan or from fees payable to terminate the deposits from which such funds were obtained.

(iv)                              The Issuer shall also cause the Company to pay any customary administrative fees charged by the Purchaser in connection with the foregoing.

(b)                                 The Loan Agreement may not be amended, changed, modified, altered or terminated without the prior written consent of the Purchaser, such consent not to be unreasonably withheld. No amendment, change, modification, alteration or termination of the Loan Agreement shall be made other than pursuant to a written instrument signed by the Issuer, the Company, and the Trustee.

(c)                                  The Issuer will require the Company to observe faithfully all of its covenants and agreements under the Loan Agreement and, in case the Company shall fail to make such payments or observe said covenants and agreements, the Issuer will institute and prosecute all such legal proceedings as may be appropriate for the protection of the holders of the Bonds. The Loan Agreement specifically provides that the rights of the Company under the Loan Agreement, and its right, title and interest in and to the Project, are subject to the rights, remedies and powers of the Trustee under this Indenture.

Section 9.4                                   Further Documents.  The Issuer covenants that it will from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purpose of this Indenture; provided, however, that no such instruments or actions shall pledge the full faith and credit nor taxing power of the State, or any political subdivision of said State.

Section 9.5                                   Payment of Taxes and Assessments; Compliance with Regulations; No Creation of Liens or Charges.  Subject to Section 2.3 of the Loan Agreement, the Issuer will:

(a)                                 pay or make provision for payment of, or cause the Company to pay or make provision for payment of,

(i)                                     all lawful taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges lawfully levied or assessed by the federal, state or municipal government upon the Issuer with respect to or upon the Project or the Project Site or any part thereof or upon any payments in respect thereof under the Loan Agreement when the same shall become due;

(ii)                                  any and all payments by or on account of any obligations of the Company hereunder or under any other Loan Document to be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Company shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (1) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (2) the Issuer shall make, or cause the Company to make, such deductions, and (3) the Issuer shall timely pay, or cause the Company to timely pay, the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law;

(iii)                               any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law;

(iv)                              indemnification payments to the Purchaser within ten (10) days after demand therefore, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Purchaser, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, with a certificate as to the amount of such payment or liability delivered to the Issuer or the Company by the Purchaser to be conclusive absent manifest error; provided, that if the Purchaser determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Issuer or the Company or with respect to which the Issuer or the Company has paid additional amounts pursuant to this Section, the Purchaser shall pay to the Issuer or the Company, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Issuer or the Company under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Purchaser and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, further, that the Issuer, upon the request of the Purchaser, agrees to repay, or shall cause the Company to repay, the amount paid over to the Issuer or the Company, as the case may be, (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Purchaser in the event the Purchaser is required to repay such refund to such Governmental Authority; and

(v)                                 as soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Issuer or the Company to a Governmental Authority, the Issuer shall deliver, or cause the Company to deliver, to the Purchaser the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Purchaser, provided that this subsection (a) shall not be construed to require the Purchaser to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person; and

(b)                                 not create or suffer to be created any Lien upon the payments in respect to the Loan Agreement or the Note; provided, however, that nothing in this Section 9.5 shall require the Issuer or the Company to pay any tax or assessment, observe or comply with any requirement or pay or cause to be discharged or make provision for any such Lien so long as the validity thereof shall be contested in good faith by appropriate legal proceeding duly prosecuted or there shall have been provided a bond reasonably satisfactory to the Trustee to discharge such Lien.

Section 9.6                                   Extension of Payment of Bonds.  In order to prevent any accumulation of claims for interest after the Maturity Date of the Bonds, the Issuer will not directly or indirectly extend or assent to the extension of time of payment of any claims for interest on any of the Bonds and will not directly or indirectly be a party to or approve any such arrangement by purchasing or funding such claims for interest or in any other manner. In case any such claim for interest shall be extended or funded in violation of this Section 9.6, such claim for interest shall not be entitled, in case of any default under this Indenture, to the benefit or security of this Indenture, except subject to the prior payment in full of the principal of and redemption premium (if any) on all Bonds issued and Outstanding under this Indenture, and of all claims for interest which shall not have been so extended or funded.

ARTICLE X

DEFAULTS AND REMEDIES

Section 10.1                            Events of Default.  In case one or more of the following events, in this Indenture referred to as the “Events of Default”, shall occur and be continuing, that is to say, if:

(a)                                 payment of the principal of, redemption premium (if any), or interest on the Bonds shall not be made when the same shall become due and payable; or

(b)                                 the occurrence and continuance of an “event of default” under any of the Loan Documents after giving effect to any applicable grace period; or

(c)                                  the Issuer shall fail to observe or perform in any material way any covenant, condition, agreement or provision contained in the Bonds or in this Indenture on the part of the Issuer to be performed other than those set forth in (a) and (b) of this Section 10.1, and such failure shall continue for thirty (30) days after written notice specifying such failure and requiring the same to be remedied shall have been given to the Issuer, the Trustee and the Company by the Purchaser;

then, in each such case, unless the principal of all the Bonds shall have become due and payable otherwise than by acceleration, the Trustee may, and upon written request of the Purchaser, shall by written notice given to the Issuer and the Company by the Trustee, declare the principal of all

Bonds then Outstanding to be due and payable immediately, and upon such declaration the said principal, together with interest accrued thereon, shall become due and payable immediately at the place of payment provided in the said notice, anything in this Indenture or in said Bonds to the contrary notwithstanding.

The above provisions, however, are subject to the condition that, an Event of Default may be waived upon the consent of the Purchaser, or if there is more than one Registered Owner, upon the consent of the holders of at least fifty-one percent (51%) of principal amount of the Bonds then Outstanding.

Section 10.2                            Right to Declare Bonds Due and Payable.  In any case in which under the provisions of Section 10.1 of this Indenture the Trustee has the right to declare the principal of all Bonds then Outstanding to be due and payable immediately, or when the Bonds by their terms mature (upon redemption or otherwise) and are not paid, the Trustee, as the assignee and pledgee of all the right, title and interest of the Issuer in and to the Loan Agreement, may enforce each and every right granted to the Issuer under the Loan Agreement, except those rights specifically retained by the Issuer; provided, however, the Trustee shall only declare Bonds due and payable pursuant to this Section 10.2 if so directed by the Purchaser.

Section 10.3                            Proceedings by Trustee.  Upon the happening and continuance of any Event of Default, then and in every such case the Trustee in its discretion may, and upon the written request of the Purchaser and the receipt of indemnification by the Purchaser satisfactory to the Trustee, shall:

(a)                                 by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders and require the Issuer or the Company to carry out any agreements with or for the benefit of the Bondholders and to perform its or their duties under the Act, the Loan Agreement and this Indenture;

(b)                                 bring suit upon the Bonds;

(c)                                  by action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders;

(d)                                 by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders;

(e)                                  exercise any and all rights available under law, including but not limited to the rights of a secured party under the Uniform Commercial Code of the State.

(f)                                   exercise its rights and remedies under the Loan Documents.

Section 10.4                            Effect of Discontinuance or Abandonment.  In case any proceeding taken by the Trustee on account of any default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights under this Indenture, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

Section 10.5                            Rights of the Purchaser.  Anything in this Indenture to the contrary notwithstanding, upon the happening and continuance of any Event of Default, the Purchaser shall have the sole right to declare an Event of Default, upon providing the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, by an instrument in writing executed and delivered to the Trustee, the Purchaser shall have the sole right to direct the method and place of conducting all remedial proceedings to be taken by the Trustee under this Indenture.

Section 10.6                            Restriction on Bondholder’s Action.  No holder of any of the Bonds shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of any trust under this Indenture, or any other remedy under this Indenture, unless such holder previously shall have given to the Trustee written notice of an Event of Default as hereinabove provided and shall have made written request of the Trustee to institute any such suit, action, proceeding or other remedy, after the right to exercise such powers or rights of action, as the case may be, shall have accrued, and shall have afforded the Trustee a reasonable opportunity either to proceed to exercise the powers in this Indenture granted, or to institute such action, suit or proceeding in its or their name; nor unless there also shall have been offered to the Trustee indemnity reasonably satisfactory to it against the costs, reasonable out-of-pocket expenses and liabilities to be incurred therein or thereby, and the Trustee shall not have complied with such request within a reasonable time; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the execution of the trusts of this Indenture or for any other remedy under this Indenture; it being understood and intended that no one or more Registered Owner(s) of the Bonds secured by this Indenture shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right under this Indenture or under the Bonds, except in the manner in this Indenture provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner in this Indenture provided and for the equal benefit of all holders of Outstanding Bonds. Notwithstanding the foregoing provisions of this Section 10.6 or any other provision of this Indenture, (a) the obligation of the Issuer shall be absolute and unconditional to pay, but solely from the Revenues and other funds and collateral pledged under this Indenture, the principal of and interest on the Bonds to the respective holders thereof at the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such Registered Owner(s) to enforce such payment; and (b) upon providing satisfactory indemnification to the Trustee, the Purchaser may exercise the rights of the Trustee under this Indenture including consolidating any actions or remedies under this Indenture with any actions and remedies available to the Issuer under the Loan Agreement.

Section 10.7                            Power of Trustee to Enforce.  All rights of action under this Indenture or under any of the Bonds secured by this Indenture which are enforceable by the Trustee may be enforced by it only at the direction of the Purchaser.  Any such rights of action may be enforced without the possession of any of the Bonds, or the production thereof at the trial or other proceedings relative thereto, and any such suit, action or proceedings instituted by the Trustee shall be brought in its own name, as trustee, for the equal and ratable benefit of the holders of the Bonds subject to the provisions of this Indenture.

Section 10.8                            Remedies Not Exclusive.  No remedy in this Indenture conferred upon or reserved to the Trustee or to the holders of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given under this Indenture or now or hereafter existing at law or in equity or by statute.

Section 10.9                            Effect of Waiver.  No delay or omission of the Trustee or of any Registered Owner(s) of the Bonds to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default, or an acquiescence therein; and every power and remedy given by this Article X to the Trustee and to the holders of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.

Section 10.10                     Application of Monies.  Any monies held by the Trustee or received by the Trustee pursuant to this Article X shall, after payment of all Administration Expenses and all costs and expenses of the proceedings resulting in the collection of such monies and of the expenses, liabilities and advances incurred or made by the Trustee and the fees and expenses, if any of the Issuer in carrying out this Indenture or the Agreement, be deposited in the Bond Fund and be applied as follows:

FIRST - To the payment of the Persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or privilege;

SECOND - To the payment to the Persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds matured or called for redemption for the payment of which monies are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds from the respective dates upon which they became due until paid and, if the amount available shall not be sufficient to pay in full the Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the Persons entitled thereto without any discrimination or privilege;

THIRD - To be held for the payment to the Persons entitled thereto as the same shall become due of the principal of and interest on the Bonds which may thereafter become due either at maturity or upon call for redemption prior to maturity and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with interest then due and owing thereon, payment shall be made ratably according to the amount of principal due on such date to the Persons entitled thereto without any discrimination or privilege; and

FOURTH - To the Company, provided, however, that no monies shall be paid to the Company until the Trustee is satisfied that no other Persons are owed monies under this Indenture, the Loan Agreement and the Note.

Whenever monies are to be applied pursuant to the provisions of this Section 10.10, such monies shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such monies available for application and the likelihood of additional monies becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be a Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give, by mailing as it may deem appropriate, such notice of the deposit with it of any such monies and of the fixing of any such date.

ARTICLE XI

CONCERNING THE TRUSTEE

Section 11.1                            Appointment and Acceptance of Duties.  The Trustee hereby accepts and agrees to the trusts hereby created, but only upon the additional terms set forth in this Article XI, to all of which the Issuer agrees and the respective holders of the Bonds by their purchase and acceptance thereof, agree.

Section 11.2                            Responsibilities.  The recitals, statements and representations in this Indenture or in the Bonds contained, save only the Trustee’s certificate of authentication upon the Bonds, shall be taken and construed as made by and on the part of the Issuer, and not by the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any recitals, statements and representations in this Indenture. The Trustee shall have no responsibility for any funds other than those funds actually paid to or received or held by it hereunder.

Section 11.3                            Powers.  The Trustee may execute any of the trusts or powers of this Indenture and perform the duties required of it under this Indenture by or through attorneys, agents, receivers, or employees, and shall be entitled to obtain and rely on advice of counsel concerning all matters of trust and its duty under this Indenture and the Trustee shall not be answerable for the default or misconduct of any such attorney, agent, receiver, or employee selected by it with reasonable care. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatever in connection with the trusts in this Indenture created, except only for its own willful misconduct or gross negligence.

Section 11.4                            Compensation.  The Company shall pay to the Trustee reasonable compensation for all services rendered by it under this Indenture and also all its reasonable out-of-pocket expenses, charges and other disbursements and those of its outside attorneys and agents incurred in and about the administration and execution of the trusts by this Indenture created and the performance of its powers and duties under this Indenture. In default of such payment, the Trustee may deduct the same from any monies coming into its hands and shall be entitled to a preference in payment over any of the Bonds Outstanding under this Indenture.

Section 11.5                            No Duty to Maintain Insurance.  The Trustee shall be under no duty to effect or to renew any policies of insurance or under any liability for the failure of the Issuer or the Company to effect or renew insurance; or to report or file claims or proofs of loss for any loss or damage insured against or which may occur; nor shall the Trustee be liable as an insurer.

Section 11.6                            Notice of Event of Default.  Except as provided in Section 10.6 hereof, the Trustee shall not be required to take notice, or to be deemed to have notice, of any default or Event of Default under this Indenture other than a default or Event of Default under Section 10.1(a) of this Indenture, unless specifically notified in writing of such default or Event of Default by the Purchaser. The Trustee may, however, at any time, in its discretion, require of the Issuer full information and advice as to the performance of any of the covenants, conditions and agreements contained in this Indenture.

Section 11.7                            Action Upon Default.  The Trustee shall be under no obligations to take any action in respect to any default or Event of Default or otherwise, or toward the execution or enforcement of any of the trusts by this Indenture created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing so to do by the Purchaser, and if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with reasonable indemnity satisfactory to it; but the foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any default or Event of Default without such notice or request from the Bondholders, or without security or indemnity.

Section 11.8                            Compensation and Reimbursement; Limitation of Liability.

(a)                                 The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been authorized or signed by the proper Person or to have been prepared and furnished pursuant to any of the provisions of this Indenture, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. The Trustee shall not be bound to recognize any Person as a holder of any Bond or to take any action at his request unless such Bond shall be deposited with the Trustee or evidence satisfactory to the Trustee of the ownership of such Bond shall be furnished to the Trustee.

(b)                                 The Company agrees:

(i)                                     to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)                                  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture

(including the reasonable compensation and the reasonable expenses and disbursements of its agents and outside counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

(iii)                               to indemnify the Trustee for, and to hold harmless against, any loss, damages, claims, liability or expense of whatsoever kind incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section 11.8, the Trustee shall have a lien prior to the Bonds upon all property and funds held or collected by the Trustee as such. Any expenses and compensation for any services rendered by the Trustee after the occurrence of an Event of Default shall constitute expenses and compensation for services of administration under all applicable Debtor Relief Laws and if the Trustee shall not be compensated for such costs, the Trustee may reimburse itself from such property or funds and shall be entitled to a preference therefore over any Bonds Outstanding hereunder.

(c)                                  The provisions of this Section 11.8 shall survive the termination of this Indenture.

Section 11.9                            Relationship of Trustee.  The Trustee and any bank or trust company in common control with the Trustee, as principal or agent, may engage in or be interested in any financial or other transaction with the Issuer or the Company, and may act as depository, trustee, or agent for any committee or body of holders of the Bonds issued under or secured by this Indenture or other obligations of the Issuer as freely as if it were not Trustee under this Indenture.

Section 11.10                     No Duty to Invest.  The Trustee shall be under no liability for interest upon any monies which it may at any time receive under any of the provisions of this Indenture, except such as it may agree in writing with the Issuer or the Company to pay thereon. The Trustee shall incur no liability for any losses incurred in connection with any Investment of funds by it made in accordance with this Indenture, subject to Section 11.3 of this Indenture.

Section 11.11                     Reserved.

Section 11.12                     Resignation.  The Trustee may at any time and for any reason resign and be discharged of the trusts created by this Indenture by executing an instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and filing the same with the Secretary of the Issuer not less than thirty (30) days before the date specified in such instrument when such resignation shall take effect. Such resignation shall take effect on the day specified in such instrument and notice, unless a successor Trustee shall not have been appointed and accepted such appointment as hereinafter provided, in which event such resignation shall take effect immediately on the appointment of and acceptance by such successor Trustee.

Section 11.13                     Removal.  The Trustee at any time and for any reason may be removed by an instrument in writing appointing a successor filed with the Trustee so removed and executed by the holders of at least fifty-one percent (51%) of principal amount of the Bonds then Outstanding.

Section 11.14                     Appointment of Successor Trustee.

(a)                                 In case at any time the Trustee shall resign, or shall be removed, or be dissolved, or if its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency or bankruptcy, or for any other reason, a vacancy shall forthwith and ipso facto exist in the office of Trustee and a successor may be appointed by the Registered Owner(s) of greater than fifty percent (50%) in aggregate principal amount of the Bonds then Outstanding, by an instrument or instruments in writing filed with the Secretary of the Issuer, signed by such Bondholders or by their attorneys-in-fact duly authorized in writing. Copies of each instrument shall be promptly delivered by the Issuer to the predecessor Trustee and to the Trustee so appointed.

(b)                                 Until a successor Trustee shall be appointed by the Bondholders as authorized by this Section 11.14, the Issuer, by an instrument authorized by resolution, shall appoint a Trustee to fill such vacancy. Any new Trustee so appointed by the Issuer shall immediately and without further act be superseded by a Trustee appointed by the Bondholders in the manner hereinabove in this Section 11.14 provided.

Section 11.15                     Successor to be Bank or Trust Company.  Every successor in the trust hereunder appointed pursuant to Section 11.14 of this Indenture shall be a bank or trust company organized and doing business under the laws of the United States or any state or territory thereof with trust powers, having combined capital and surplus of at least $50,000,000 if such a bank or trust company willing and able to accept the trust on customary terms can, with reasonable effort, be located.

Section 11.16                     Failure to Appoint a Successor Trustee.  In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article XI prior to the date specified in the notice of resignation as the date when such resignation shall take effect, the Trustee or the holder of any Bond may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

Section 11.17                     Acceptance by Successor Trustee.

(a)                                 Any successor Trustee appointed under this Article XI shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment under this Indenture, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property, rights, powers, trusts, duties and obligations of its predecessor in the trust under this Indenture, with like effect as if originally named Trustee in this Indenture. Upon request of such successor Trustee, the Trustee ceasing to act and the Issuer shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts under this Indenture of the Trustee so ceasing to act, and the Trustee so ceasing to act shall pay over to the successor Trustee all monies and other assets at the time held by it under this Indenture.

(b)                                 Any Trustee ceasing to act shall nevertheless retain a Lien upon all property and funds held or collected by such Trustee to secure any amount then due it pursuant to the provisions of Section 11.4 of this Indenture.

Section 11.18                     Merger or Consolidation.  Any corporation or association into which any Trustee under this Indenture may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which any Trustee under this Indenture shall be a party, or any corporation or association to which any Trustee under this Indenture may transfer all or substantially all of its assets or its corporate trust business, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding.

Section 11.19                     Action Upon Event of Default.  Except as provided in Section 10.6 hereof and notwithstanding any other provisions of this Article XI, the Trustee shall, during the existence of an Event of Default known to the Trustee, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent man would use and exercise under the circumstances in the conduct of his own affairs; provided, however, that the liability of the Trustee shall only be to the extent provided in Section 11.3 of this Indenture and shall be subject to the indemnity of the Company in Section 11.8 of this Indenture.

Section 11.20                     Notice of Occurrence of Event of Default.  Upon the occurrence and continuance of an Event of Default known to the Trustee, the Trustee shall, within fifteen (15) days of such Event of Default becoming known to the Trustee give written notice thereof by mail to each Registered Owner(s) of registered Bonds then Outstanding at his last address appearing upon the Bond Register, unless such Event of Default shall have been cured before the giving of such notice.

Section 11.21                     Intervention by Trustee.  In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of holders of the Bonds, the Trustee may in its own name and as trustee of an express trust intervene on behalf of the holders of the Bonds and shall, upon receipt of indemnity satisfactory to it, do so if requested in writing by the Purchaser if permitted by the court having jurisdiction in the premises.

Section 11.22                     Appointment and Acceptance of Paying Agents.  The Trustee is hereby appointed and does hereby accept its appointment as Paying Agent for the Bonds. The Issuer may at any time or from time to time appoint one or more other Paying Agents for the Bonds or any other Bonds, in the manner and subject to the conditions set forth in Section 11.23 of this Indenture for the appointment of a successor Paying Agent. Each Paying Agent (other than the Trustee) shall signify its acceptance of the duties and obligations imposed upon it by written instrument of acceptance deposited with the Issuer and the Trustee.

Section 11.23                     Resignation or Removal of Paying Agent; Appointment of Successor.

(a)                                 Any Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days written notice to the Issuer and the Trustee. Any Paying Agent may be removed at any time by an instrument filed with such Paying Agent and the Trustee and signed by the Purchaser. Any successor Paying Agent shall be appointed by the Issuer, with the approval of the Trustee and the Purchaser and shall be a bank or trust company duly organized under the laws of the United States or any state or territory thereof, having a capital stock and surplus aggregating at least $50,000,000 and willing and able to accept the office on reasonable and customary terms and authorized by Applicable Law to perform all the duties imposed upon it by this Indenture.

(b)                                 In the event of the resignation or removal of any Paying Agent, such Paying Agent shall pay over, assign and deliver any monies held by it as Paying Agent to its successor, or to the Trustee. In the event that for any reason there shall be a vacancy in the office of any Paying Agent, the Trustee shall act as such Paying Agent.

Section 11.24                     Trust Estate May Be Vested in Separate or Co-Trustee.  It is the purpose of this Indenture that there shall be no violation of any Laws (including particularly the laws of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, the Loan Agreement or the Note, and in particular in case of the enforcement of either upon default, or in case the Trustee deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 11.24 are adopted to these ends:

(a)                                 In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(b)                                 Should any deed, conveyance or instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign, be removed or be dissolved, or shall be in the course of dissolution or liquidation, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by Law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

ARTICLE XII

EXECUTION OF INSTRUMENTS BY BONDHOLDERS AND
PROOF OF OWNERSHIP OF BONDS

Section 12.1                            Execution of Instruments; Proof of Ownership.  Any request, direction, consent or other instrument in writing required or permitted by this Indenture to be signed or executed by Bondholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and any Paying Agent with regard to any action taken, suffered or omitted by any of them under such instrument if made in the following manner:

(a)                                 The fact and date of the execution by any Person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the Laws thereof, has power to take acknowledgments within such jurisdiction, to the effect that the Person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution.

(b)                                 The fact of the holding of Bonds under this Indenture by any Bondholder and the serial numbers of such Bonds and the date of his holding the same shall be proved by the Bond Register.

(c)                                  Nothing contained in this Article XII shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters in this Article XII stated which to it may seem sufficient. Any request or consent of the holder of any Bond shall bind every future holder of the same Bond and any Bond or Bonds issued in exchange or substitution therefore or upon the registration of transfer thereof in respect of anything done by the Trustee in pursuance of such request or consent.

ARTICLE XIII

MODIFICATION OF INDENTURE AND SUPPLEMENTAL
INDENTURES

Section 13.1                            Supplemental Indentures With Consent of the Company, But Without Consent of Bondholders.  Subject to the conditions and restrictions in this Indenture contained, the Issuer, when the execution hereof is consented to in writing by the Company, may, without the consent of the Bondholders, enter into a Supplemental Indenture or Supplemental Indentures which thereafter shall form a part of this Indenture, for any one or more of the following purposes:

(a)                                 to add to the covenants and agreements of the Issuer in this Indenture, other covenants and agreements thereafter to be observed, and to surrender any right or power in this Indenture reserved to or conferred upon the Issuer;

(b)                                 to cure any ambiguity or to cure, correct or supplement any inconsistent provision contained in this Indenture or in any Supplemental Indenture;

and the Issuer hereby covenants that it will perform all the requirements of any such Supplemental Indenture which may be in effect from time to time; but no restriction or obligation imposed by this Indenture upon the Issuer in respect of any of the Bonds Outstanding under this Indenture may, except as otherwise provided in Section 13.3 of this Indenture, be waived or modified by such Supplemental Indenture, or otherwise. Nothing in this Article XIII contained shall affect or limit the right or obligation of the Issuer to execute and deliver to the Trustee any instrument of further assurance or other instrument which elsewhere in this Indenture it is provided shall be delivered to the Trustee.

Section 13.2                            Trustee Authorized to Enter Supplemental Indenture.  The Trustee is hereby authorized to enter into with the Issuer any Supplemental Indenture authorized or permitted by the terms of this Indenture, and to make the further agreements and stipulations which may be therein contained, and the Trustee, in entering into any Supplemental Indenture, shall be fully protected in relying on an opinion of counsel in form and substance satisfactory to the Trustee, to the effect that such Supplemental Indenture is authorized or permitted by the provisions of this Indenture and is not inconsistent with this Indenture.

Section 13.3                            Supplemental Indentures With Consent of Bondholders and the Company.

(a)                                 Any modification or alteration of this Indenture or of the rights and obligations of the Issuer or of the holders of the Bonds may be made with the consent of the Company and the Purchaser.

(b)                                 For the purposes of this Indenture, the Bonds shall be deemed to be affected by a modification or amendment of this Indenture if the same adversely affects or diminishes the rights of the holders of Bonds. In determining whether such modification or amendment of this Indenture adversely affects or diminishes the rights of the holders of Bonds, the Trustee may rely upon an opinion of Bond Counsel.

(c)                                  For all purposes of this Article XIII, the Trustee shall be entitled to rely upon an opinion of counsel with respect to the extent, if any, to which any action affects the rights under this Indenture of any holders of Bonds then Outstanding.

ARTICLE XIV

MISCELLANEOUS

Section 14.1                            Dissolution of Issuer.  In the event of the dissolution of the Issuer, all the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of, or for the benefit of, the Issuer, shall bind or inure to the benefit of the successors of the Issuer from time to time and any officer, board, commission, agency or instrumentality to whom or to which any power or duty of the Issuer shall be transferred.

Section 14.2                            Parties Interested Herein.  Except as in this Indenture otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any Person other than the Company, the Issuer, the Trustee and the Purchaser of the Bonds issued under this Indenture, any right, remedy or claim under or by reason of this Indenture, this Indenture being intended to be for the sole and exclusive benefit of the Company, the Issuer, the Trustee and the Purchaser of the Bonds issued under this Indenture.

Section 14.3                            Severability of Invalid Provisions.  If any provision of this Indenture or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Indenture and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.4                            No Recourse on Bonds.  No covenant or agreement contained in the Bonds or in this Indenture shall be deemed to be the covenant or agreement of any member, agent, or employee of the Issuer in his individual capacity, and neither the members of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 14.5                            Notice.  All notices, certificates, requests or other communications under this Indenture shall be sufficiently given and shall be deemed given, unless otherwise required by this Indenture, when received by registered or certified mail, return receipt requested (except as otherwise provided in this Indenture), postage prepaid; or when received by overnight delivery; or when personally delivered; addressed as follows:

If to the Issuer:	Mississippi Business Finance Corporation
735 Riverside Drive, Suite 300
Jackson, Mississippi 39202
Attention: Executive Director
Telephone Number: (601) 355-6232
Facsimile Number: (601) 355-3888

If to the Trustee:	Deutsche Bank National Trust Company
Trust & Securities Services
6810 Crumpler Blvd., Suite 100
Olive Branch, MS 38654
Attention: John C. Robertson, Vice President
Telephone Number: (662)890-0109
Facsimile Number: (662)890-0114

If to the Company:		Kaz USA, Inc.
c/o Helen of Troy L.P.
1 Helen of Troy Plaza
El Paso, Texas 79912
	Attention:	Thomas J. Benson,
Senior Vice President & Chief Financial Officer
Telephone Number: (915) 225-4894
Facsimile Number: (915) 225-8002

With a copy to:		Office of the General Counsel
Telephone Number: (915) 225-8033
Facsimile Number: (915) 225-8081

With a copy to:		Andre Miranda, Treasurer
Telephone Number: (915) 225-4854
Facsimile Number: (915) 225-8002

If to the Purchaser:		Bank of America, N.A.
TX4-213-07-05
700 Louisiana — 7th Floor
Houston, Texas 77002
	Attention:	Gary Mingle,
Senior Vice President
Telephone Number: (713) 247-6447
Facsimile Number: (713) 247-7748

A duplicate copy of each notice, certificate, request or other communication given under this Indenture to the Issuer, the Company, the Purchaser or the Trustee shall also be given to the others. The Company, the Issuer and the Trustee may, by notice given under this Section 14.5, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent. In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail to the Registered Owner(s) of registered Bonds notice of any event when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice, provided, however, that the Bondholder receives actual notice.

Section 14.6                            Counterparts.  This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Indenture.

Section 14.7                            Governing Law.  This Indenture shall be governed as to validity, construction and performance by the laws of the State, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

Section 14.8                            Purchaser Approval.  Except as otherwise provided in this Indenture and the Loan Agreement, whenever the approval, waiver, or consent of Purchaser is required herein, such approval, waiver, or consent shall be signified upon the unanimous written consent of the Persons collectively identified as “Purchaser” in this Indenture.

Section 14.9                            Entire Agreement.  THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS. OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN. THE PARTIES.

ARTICLE XV

BOND FORM

Section 15.1                            Form of Bonds.  The Bonds to be issued under this Indenture, the form of Assignment, the provisions for registration and the Trustee’s Certificate of Authentication to be endorsed thereon are to be in substantially the following form, respectively, with necessary and appropriate variations, omissions and insertions as permitted or required by this Indenture:

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